UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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TAUBMAN CENTERS, INC.
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L & B REAL ESTATE OPPORTUNITY FUND, LP LAND & BUILDINGS GP LP LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC CHARLES ELSON JONATHAN LITT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Land & Buildings’ slate of highly-qualified director nominees to the Board of Directors of Taubman Centers, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1: On May 31, 2017, Land & Buildings issued the following press release:

Land and Buildings Encourages Shareholders to Vote GOLD Today for Change at Taubman Centers

- Reminds Shareholders of June 1 Annual Meeting Date –

- Urges Shareholders to Follow Recommendations of ISS, Glass Lewis and Egan-Jones to Vote on the GOLD Card for Land and Buildings Highly-Qualified Nominees Today –

Stamford, CT — May 31, 2017 – Land & Buildings Investment Management, LLC (together with its affiliates, "Land and Buildings") today urged shareholders to vote “FOR” both Land and Buildings highly-qualified and experienced nominees, Charles Elson and Jonathan Litt, on the GOLD proxy card today in advance of Taubman Centers, Inc. (NYSE: TCO) (“Taubman,” “Taubman Centers” or the "Company”) June 1, 2017 Annual Meeting of Shareholders (the “Annual Meeting”). Please visit www.SaveTaubman.com for additional materials regarding the solicitation.

Shareholders can vote online or by telephone by following the easy instructions on the GOLD proxy card.  Since the Annual Meeting is tomorrow, voting online or by telephone is the best way for investors to ensure that their shares will be represented at the Annual Meeting.

Land and Buildings reminds shareholders not to be fooled by the recently announced promise of change from the Company. In a report yesterday analyzing Taubman’s statement, Green Street Advisors questioned whether this move was a “Hail Mary,” noting, “The (T)iming of the announcement – just two days before the Annual Shareholder Meeting…suggests the transition is reactionary and aimed to temporarily appease shareholder angst.” Green Street also points out that the “(C)ompany has a long way to go in giving a full voice to all its shareholders.”1

Taubman shareholders deserve directors who will work to enhance value for all shareholders, not ones who appear only committed to doing the bare minimum in the face of shareholder pressure and to win an election contest. Importantly, shareholders should remember that no step short of removing the Taubman family’s dual class B-share structure and 30% voting block will truly protect shareholders.

We urge you to vote the enclosed GOLD proxy card TODAY by telephone, over the Internet, or by signing, dating and returning your GOLD proxy card in the postage-paid envelope provided.

Even if Taubman shareholders have already voted using a White proxy card, they have the right to change their vote by using the GOLD proxy card to vote in support of Land and Buildings director nominees, Jonathan Litt and Charles Elson. Only the last-dated proxy will count.

1 Green Street Advisors Quick Take: Taubman Centers (TCO): A Corporate Governance Promise, May 30, 2017. Permission neither sought nor obtained from Green Street Advisors. Emphasis added.

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Media Contact:
Dan Zacchei / Joe Germani

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

JGermani@sloanepr.com

Investor Contact:

D.F. King & Co., Inc.

Edward McCarthy

212-493-6952

emccarthy@dfking.com

Item 2: The following materials were posted by Land & Buildings to www.savetaubman.com:

SAVE TAUBMAN

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Press Releases & Statements

MAY 31

MAY 31, 2017

MAY 30

Land and Buildings' Jonathan Litt Releases Open Letter to Shareholders of Taubman Centers

MAY 30, 2017

MAY 25

Land and Buildings' Nominee Charles Elson Releases Open Letter to Shareholders of Taubman Centers

MAY 25, 2017

MAY 23

ISS and Glass Lewis Endorse Full Slate of Land and Buildings Nominees for Election at Taubman Centers

MAY 23, 2017

MAY 18

Land and Buildings Issues Letter Commenting on Taubman Centers' Numerous Misleading Excuses for Chronic Underperformance

MAY 18, 2017

MAY 17

Filed Taubman Centers Complaint

MAY 17, 2017

MAY 17

Land and Buildings Files Complaint Against Taubman Centers, Inc.

MAY 17, 2017

MAY 09

Land and Buildings Issues Presentation Refuting Taubman Centers' False and Misleading Claims

MAY 9, 2017

MAY 01

Land and Buildings Issues Detailed Presentation Outlining Need for a Refreshed Board at Taubman Centers, Inc.

MAY 1, 2017

APR 27

Land and Buildings to Host Conference Call on Taubman Centers on Monday May 1st at 10AM Eastern

APRIL 27, 2017

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